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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the (i) Registration Statement (Form S-8 No. 333-123379) pertaining to the SureWest Communications 2000 Equity Incentive plan, (ii) Registration Statement (Form S-8 No. 333-42870) pertaining to the SureWest Communications 2000 Equity Incentive Plan, (iii) Registration Statement (Form S-8 No. 333-42868) pertaining to the SureWest Communications 1999 Restricted Stock Bonus Plan and (iv) Registration Statement (Form S-8 No. 333-87222) pertaining to the SureWest KSOP of our reports dated March 14, 2008, with respect to the consolidated financial statements of SureWest Communications, and the effectiveness of internal control over financial reporting of SureWest Communications, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                                                                                                             /s/ Ernst & Young LLP

Sacramento, California
March 14, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm